                                                                    Exhibit 10.1
                                 NAVISITE, INC.





                                  COMMON STOCK

                               PURCHASE AGREEMENT





                                  JUNE 8, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                                                 Page
                                                                                                 ----

1.  PURCHASE AND SALE OF STOCK......................................................................1

         (a)    Authorization.......................................................................1
         (b)    Purchase and Sale of Stock .........................................................1

2.  CLOSING.........................................................................................1

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................2

         (a)      Organization Good Standing and Qualification......................................2
         (b)      Capitalization....................................................................2
         (c)      Due Authorization.................................................................3
         (d)      SEC Reports; Financial Statements.................................................3
         (e)      Valid Issuance of Stock...........................................................4
                         (i)   Valid Issuance.......................................................4
                         (ii)  Compliance with Securities Laws......................................4
         (f)      Governmental Consents.............................................................4
         (g)      Non-Contravention.................................................................4
         (h)      Litigation........................................................................5
         (i)      Compliance with Law...............................................................5
         (j)      Absence of Certain Changes........................................................5
         (k)      Invention Assignment and Confidentiality Agreement................................5
         (l)      Intellectual Property.............................................................5
                         (i)   Ownership or Right to Use............................................5
                         (ii)  Licenses; Other Agreements...........................................5
                         (iii) No Infringement......................................................6
         (m)      Registration Rights...............................................................6
         (n)      Title to Property and Assets......................................................6
         (o)      Tax Matters.......................................................................6
         (p)      Environmental and Safety Laws.....................................................7
         (q)      ERISA.............................................................................7
         (r)      Employment Matters................................................................7
         (s)      Subsidiaries......................................................................7
         (t)      Brokers and Finders...............................................................7

4.  REPRESENTATIONS, WARRANTIES AND CERTAIN
         AGREEMENTS OF THE INVESTOR.................................................................8

         (a)      Organization, Good Standing and Qualification.....................................8

         (b)      Due Authorization.................................................................8
         (c)      Governmental Consents.............................................................8
         (d)      Non-Contravention.................................................................8
         (e)      Purchase for Own Account..........................................................8
         (f)      Investment Experience.............................................................9
         (g)      Accredited Investor Status .......................................................9
         (h)      Restricted Securities.............................................................9
         (i)      Legends...........................................................................9

5.       INDEMNIFICATION...........................................................................10

         (a)      Agreement to Indemnify...........................................................10
                         (i)   Company Indemnity...................................................10
                         (ii)  Investor Indemnity..................................................10
                         (iii) Equitable Relief....................................................10
                         (iv)  Remedies Exclusive..................................................10
         (b)      Survival.........................................................................10
         (c)      Claims for Indemnification.......................................................11
         (d)      Defense of Claims................................................................11
         (e)      Certain Definitions..............................................................12

6.  MISCELLANEOUS..................................................................................13

         (a)      Specific Performance.............................................................13
         b.       Transferability of Shares........................................................13
         (c)      Use of Proceeds..................................................................13
         (d)      Filing of Reports................................................................13
         (e)      Successors and Assigns...........................................................13
         (f)      Governing Law....................................................................13
         (g)      Counterparts.....................................................................13
         (h)      Headings.........................................................................14
         (i)      Notices..........................................................................14
         (j)      Amendments and Waivers...........................................................14
         (k)      Severability.....................................................................14
         (l)      Entire Agreement.................................................................14
         (m)      Further Assurances...............................................................14
         (n)      Construction.....................................................................14
         (o)      Fees, Costs and Expenses.........................................................15
         (p)      Dispute Resolution...............................................................15
         (q)      Index of Defined Terms...........................................................15

EXHIBIT A.........................................................................................A-1
EXHIBIT B.........................................................................................B-1

                                  COMMON STOCK
                               PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this "Agreement") is made and entered into
                                            ---------
as of June 8, 2000 by and between NaviSite, Inc., a Delaware corporation (the "Company"), and CMGI, Inc., a Delaware corporation (the "Investor").
                                                         --------

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, $50,000,000 worth of shares (determined as set forth in Section 1(b), the "Purchased Shares") of the Company's common stock,
                            ----------------
par value $0.01 per share (the "Common Stock"); and
                                ------------

WHEREAS, simultaneously with execution of, and as an inducement for the Investor to enter into, this Agreement, the Company and the Investor are entering into an amendment of the Investor Rights Agreement, dated as of October 27, 1999 (the "Investor Rights Agreement"), by and between the Company and the Investor to
 -------------------------
provide that the Purchased Shares are "Registrable Shares" within the meaning thereof substantially in the form of Exhibit A hereto (the "Amendment");
                                                            ---------

NOW THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE AND SALE OF STOCK.
         --------------------------

                  (a) Authorization. The Company's Board of Directors (the
                      -------------
"Board") has authorized the issuance, pursuant to the terms and conditions of this Agreement, of the Purchased Shares.

                  (b) Purchase and Sale of Stock. Simultaneously with the
                      --------------------------
execution and delivery of this Agreement at the Closing (as defined in Section
2), the Investor is delivering to the Company $50,000,000 (the "Purchase Price")
                                                                --------------
against delivery to the Investor by the Company on June 13, 2000 of a certificate or certificates representing the number of shares of Common Stock equal to $50,000,000 divided by the average of the closing prices per share of Common Stock as reported on the Nasdaq National Market System on June 6, 7, 8, 9 and 12, 2000, rounded up to the nearest whole share.

2.       CLOSING. The closing of the purchase and sale of the Purchased Shares
         -------
(the "Closing") is taking place simultaneous with execution hereof at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts at 10:00 a.m., Boston time (which date and time are referred to in this Agreement as the "Closing Date"). At the Closing, (a) the Investor is
                       ------------
delivering the Purchase Price to the Company by wire transfer of immediately available funds against delivery by the Company to the Investor on June 13, 2000 of a certificate representing the Purchased Shares (and the Company hereby agrees to deliver such certificate on such date), (b) the Company and the Investor are entering into the Amendment and (c) Hale and Dorr LLP, counsel to Company, is committing in writing to deliver an opinion substantially in the form set forth as Exhibit B hereto not later than June 13, 2000.
                  ---------

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
         ---------------------------------------------
hereby represents and warrants to the Investor, as of the date hereof, that, except as set forth in the Disclosure Letter from the Company to the Investor dated as of the date of this Agreement (the "Disclosure Letter"):
                                             -----------------

                  (a) Organization, Good Standing and Qualification. The Company
                      ---------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (i) carry on its business as currently conducted and as proposed to be conducted by the Company in its Company Reports (as hereinafter defined) and
(ii) enter into this Agreement and the Amendment and consummate the transactions contemplated hereby. Each of the Company and its subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a
            -----------------------
material adverse change in, or a group of such effects on or changes in, the business, financial condition, results of operations, assets or liabilities of the applicable party and its subsidiaries, taken as a whole.

                  (b) Capitalization. The authorized capital stock of the
                      --------------
Company consists of: (i) 300,000,000 shares of Common Stock, of which 56,485,988 shares were issued and outstanding as of 12:00 p.m. on June 7, 2000; and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred
                                                                     ---------
Stock"), of which none are issued and outstanding. All of such shares of capital
-----
stock have been duly authorized for issuance, and all of such shares which are issued and outstanding have been validly issued and are fully paid, nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The Company has reserved (i)10,663,691 shares of Common Stock for issuance to officers, directors, employees, consultants or Affiliates (as defined in Section 5(e)(i)) of the Company under the Company's 1998 Equity Incentive Plan, of which 8,107,246 are subject to outstanding options granted thereunder; (ii) 650,000 shares of Common Stock for issuance to non-employee directors of the Company under the Company's 1999 Director Stock Option Plan, of which 75,000 are subject to outstanding options granted thereunder; and (iii) 100,000 shares of Common Stock for issuance under the Company's Employee Stock Purchase Plan, of which 62,719 are issued and outstanding. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, are duly authorized and will be validly issued, fully paid and nonassessable. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement. To the best knowledge of the Company, there are no shareholder agreements, voting agreements or voting trusts relating to any shares of capital stock of the Company.

                  (c) Due Authorization. All corporate action on the part of the
                      -----------------
Company necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement and the Amendment has been taken, and this Agreement and the Amendment constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effects of rules of law governing the availability of equitable remedies and
(ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (d) SEC Reports; Financial Statements. The Company has
                      ---------------------------------
previously furnished or made available to the Investor its (i) Quarterly Reports on Form 10-Q for the quarters ended October 31, 1999 and January 31, 2000 filed by the Company with the Securities and Exchange Commission (the "SEC") and (ii)
                                                                 ---
all other periodic and current reports filed by the Company with the SEC under the Securities Act of 1933, as amended (the "Securities Act") or the Securities
                                             --------------
Exchange Act of 1934, as amended (the "Exchange Act"), since October 21, 1999,
                                       ------------
in each case, as amended through the date hereof (collectively, the "Company
                                                                     -------
Reports"). As of their respective dates the Company Reports (or, if any of the
-------
Company Reports shall have been amended, as of the date of such amendment), complied in all material respects with applicable requirements of the Securities Act or the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The Company has timely filed with the SEC, and the Company Reports constitute, all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since October 21, 1999. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Company.

                  (e)      Valid Issuance of Stock.
                           -----------------------

                           (i)      Valid Issuance.  The Purchased Shares, when
                                    --------------
issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights binding on the Company.

                           (ii)     Compliance with Securities Laws.
                                    -------------------------------
Assuming the correctness of the representations made by the Investor in Section 4, no change in applicable law and no unlawful distribution of the Purchased Shares by the Investor or other Persons, the Purchased Shares will be issued to the Investor in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States. As used in this Agreement, "Person" shall mean
                                                             ------
any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political Subdivision thereof.

                  (f)      Governmental Consents. No consent, approval, order or
                           ---------------------
authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) as may be required under the Securities Act and the rules and regulations thereunder and all applicable state securities laws in connection with the transactions contemplated by this Agreement and (ii) for such consents, approvals, orders, authorizations, qualifications, designations, declarations or filings the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect on the Company. All such consents, approvals, orders, authorizations and qualifications will be effective and all such designations, declarations and filings will be made within the time prescribed by law.

                  (g)      Non-Contravention. The execution, delivery and
                           -----------------
performance of this Agreement and the Amendment by the Company, and the consummation by the Company of the transactions contemplated hereby or thereby, do not: (i) contravene or conflict with the Company's Certificate of Incorporation, as amended (the "Certificate"), or the Company's By-Laws; (ii)
                                -----------
constitute a violation of any provision of any federal, state, local or foreign law or rule, regulation or requirement binding upon or applicable to the Company or any of its subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any such subsidiary under, any contract to which the Company or such subsidiary is a party or any permit, license or similar right relating to the Company or such subsidiary or by which the Company or such subsidiary may be bound or affected, except any such default, consent, right of termination, cancellation or acceleration, loss or lien, claim or encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  Litigation. Except as disclosed in the Company Reports, there
                  -----------
is no action, suit, proceeding, claim, arbitration or investigation (each, an "Action") pending or, to the Company's best knowledge, threatened: (i) against the Company or any of its subsidiaries, or any of their respective activities, properties or assets, or any officer, director or employee of the Company or any of its subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or such subsidiary; or (ii) against the Company or any of its subsidiaries, or any of their respective activities, properties or assets, or any officer, director or employee of the Company or any of its subsidiaries that seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

                  (h) Compliance with Law.  Each of the Company and its
                      -------------------
subsidiaries is in material compliance with all applicable statutes, laws, regulations and executive orders.

                  (i) Absence of Certain Changes. Since January 31, 2000, the
                      --------------------------
businesses and operations of the Company and each of its subsidiaries have been conducted in the ordinary course consistent with past practice and there has not been or occurred any event or condition which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

                  (j) Invention Assignment and Confidentiality Agreement. Each
                      --------------------------------------------------
employee and consultant or independent contractor of the Company or any of its subsidiaries whose material duties include the development of products or Intellectual Property (as defined below), and each former employee and consultant or independent contractor whose material duties included the development of products or Intellectual Property, has entered into and executed an invention assignment and confidentiality agreement or an employment or consulting agreement containing terms with respect to invention assignments and confidentiality.

                  (k) Intellectual Property.
                      ---------------------

                      (i)      Ownership or Right to Use.  The Company or
                               -------------------------
one of its subsidiaries has sole title to and owns, or is licensed or otherwise possesses legally enforceable rights to use, or reasonably expects that it will be able to obtain licenses or legally enforceable rights to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights and trade names and any applications therefor, trade secrets or other confidential or proprietary information ("Intellectual Property")
                                                ---------------------
necessary to enable the Company and its subsidiaries to carry on their respective businesses as currently conducted or as proposed to be conducted except where the failure to own or have rights to use such Intellectual Property would not have a Material Adverse Effect on the Company or except as disclosed in the Company Reports.

                       (ii)     Licenses; Other Agreements.  Neither the
                                --------------------------
Company nor any of its subsidiaries is currently subject (whether as licensor or licensee) to any exclusive licenses (whether such exclusivity is temporary or permanent) to any material portion of the Intellectual Property utilized by the Company or any of its subsidiaries. There are not outstanding any licenses or agreements of any kind relating to the license by the Company of any Intellectual Property owned by the Company or any of its subsidiaries, except for agreements with customers of the Company or any such subsidiary entered into in the ordinary course of business. Neither the Company nor any of its subsidiaries is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property (other than off-the-shelf commercial applica tions), except as it may be so obligated in the ordinary course of its business.

                           (iii)    No Infringement.  Neither the Company nor
                                    ---------------
any of its subsidiaries is violating or infringing, and neither the Company nor any of its subsidiaries has received any communication alleging that either the Company, any of its subsidiaries or any of their respective employees or consultants has violated or infringed, any Intellectual Property of any other Person which would reasonably be expected to have a Material Adverse Effect on the Company.

                  (l) Registration Rights. Except as provided in the Investor
                      -------------------
Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including piggyback registration rights), to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

                  (m) Title to Property and Assets. The properties and assets
                      ----------------------------
owned by the Company and each of its subsidiaries are owned by the Company or such subsidiary free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests, except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and do not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. With respect to the property and assets it leases, each of the Company and its subsidiaries is in compliance with such leases in all material respects.

                  (n) Tax Matters.
                      -----------

                      (i) There have been no examinations or audits of any of the Company's tax returns or reports by any federal, state or local governmental agency having jurisdiction over the Company. The Company and its subsidiaries have filed all federal, state, county and local tax returns required to have been filed by them and paid, or made provision for, all taxes shown to be due on such returns except such taxes which are being contested in good faith by the Company. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

                      (ii) The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a
                                                ----
collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, respectively, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would reasonably be expected to have a Material Adverse Effect on the Company.

                  (o) Environmental and Safety Laws. The Company is not in
                      -----------------------------
violation of any applicable statute, law or regulation relating to the environment or occupational health and safety which would reasonably be expected to have a Material Adverse Effect on the Company.

                  (p) ERISA. The Company does not sponsor or participate in any
                      -----
employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company is not required to contribute to any
                   -----
"multiemployer plan" as defined in ERISA Section 3(37), nor has the Company ever contributed to or withdrawn from such a multiemployer plan.

                  (q) Employment Matters. The Company (i) has withheld all
                      ------------------
amounts required by law or agreement to be withheld from wages, salaries and other payments to its employees and former employees or has remedied any failure to do so, (ii) is not liable for any arrearages of wages and (iii) is not liable for taxes or penalties for failure to withhold or pay wages when due. There are no complaints pending or, to the Company's knowledge, threatened before any governmental authority alleging unfair labor practices or unlawful discrimination nor, to the Company's knowledge, is there any basis for any such claim. There are no existing or, to the Company's knowledge, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company which would individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is not a party to any collective bargaining agreement with any labor union.

                  (r) Subsidiaries. Section 3(s) of the Disclosure Letter sets
                      ------------
forth all other Persons in which the Company (i) presently owns or controls, directly or indirectly, more than a one percent interest or (ii) has the right or option to acquire more than a one percent interest.

                  (s) Brokers and Finders. The Company has not incurred any
                      -------------------
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or any of the transactions contemplated hereby.

4.       REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE
         ---------------------------------------------------------
INVESTOR.  The Investor hereby represents and warrants to the Company, as of
--------
the date hereof, and agrees that:

                  (a) Organization, Good Standing and Qualification. The
                      ---------------------------------------------
Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority required to (i) carry on its business as presently conducted and
(ii) enter into this Agreement and consummate the transactions contemplated hereby.

                  (b) Due Authorization.  This Agreement and the Amendment
                      -----------------
has been duly authorized by all necessary corporate action on the part of the Investor. This Agreement and the Amendment constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effects of rules of law governing the availability of equitable remedies and
(ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (c) Governmental Consents. No consent, approval, order or
                      ---------------------
authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement and the Amendment. All such consents, approvals, orders, authorizations and qualifications and all such designations, declarations and filings will be made within the time prescribed by law.

                  (d) Non-Contravention. The execution, delivery and performance
                      -----------------
of this Agreement and the Amendment by the Investor, and the consummation by the Investor of the transactions contemplated hereby, do not: (i) contravene or conflict with the Investor's Certificate of Incorporation, as amended, or the Investor's By-Laws, as amended; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Investor; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Investor under, any contract to which the Investor is a party or any permit, license or similar right relating to the Investor or by which the Investor may be bound or affected, except any such default, consent, right of termination, cancellation or acceleration, loss or lien, claim or encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect on the Investor.

                  (e) Purchase for Own Account. The Purchased Shares are being
                      ------------------------
acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. The Investor has not been formed for the specific purpose of acquiring the Purchased Shares.

                  (f) Investment Experience. The Investor understands that the
                      ---------------------
purchase of the Purchased Shares involves substantial risk. The Investor has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and protecting its own interests in connection with this investment.

                  (g) Accredited Investor Status.  The Investor is an
                      --------------------------
"accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  (h) Restricted Securities. The Investor understands that (i)
                      ---------------------
the Purchased Shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and (ii) under the Securities Act and applicable rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (i) Legends.  The Investor agrees that the certificates
                      -------
for the Purchased Shares will bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933, as amended, and applicable state laws and rules or unless such transfer may be effected without violation of the Securities Act of 1933, as amended, and other applicable state laws and rules."

In addition, the Investor agrees that the Company may place stop transfer orders with its transfer agents with respect to such certificates. The legend set forth above shall be removed by the Company from any certificate evidencing the Purchased Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares.

5.       INDEMNIFICATION.
         ---------------
                  (a)      Agreement to Indemnify.
                           ----------------------

                           (i)      Company Indemnity.  The Investor, its
                                    -----------------
Affiliates and Associates (each as defined in Section 5(e)), and each officer, director, stockholder, employer, representative and agent of any of the foregoing (collectively, the "Investor Indemnitees"), shall each be indemnified
                              --------------------
by the Company and held harmless to the extent set forth in this Section 5 with respect to any and all Damages (as defined in Section 5(e)) incurred by any Investor Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Company in this Agreement (including any exhibits, schedules or disclosure letters hereto). This Section 5 does not provide for indemnification for claims arising from the registration of the Purchased Shares under federal and state securities laws.

                           (ii)     Investor Indemnity.  The Company, its
                                    ------------------
respective Affiliates and Associates, and each officer, director, stockholder, employer, representative and agent of any of the foregoing (collectively, the "Company Indemnitees"), shall each be indemnified and held harmless to the
 -------------------
extent set forth in this Section 5 by the Investor in respect of any and all Damages incurred by any Company Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Investor in this Agreement. This Section 5 does not provide for indemnification for claims arising from the registration of Purchased Shares under federal and state securities laws.

                           (iii)    Equitable Relief. Nothing set forth in this
                                    ----------------
Section 5 shall be deemed to prohibit or limit the right of any Investor Indemnitee or Company Indemnitee (an "Indemnitee") at any time before, on or
                                      ----------
after the Closing, to seek injunctive or other equitable relief for the failure of any "Indemnifying Party" (which, for purposes hereof, in the case of an
        ------------------
Investor Indemnitee, means the Company and, in the case of a Company Indemnitee, means the Investor) to perform or comply with any covenant or agreement contained herein.

                           (iv)     Remedies Exclusive. The rights and remedies
                                    ------------------
provided in this Section 5 shall be the exclusive rights and remedies of the parties hereto after the Closing in connection with the transactions contemplated by this Agreement, except in the case of fraud, in which case, the defrauded party shall have all rights and remedies provided hereunder and by law.

                  (b) Survival. All representations and warranties of the
                      --------
Investor and the Company contained herein and all claims of any Indemnitee in respect of any inaccuracy or misrepresentation or breach, shall survive the Closing until the first anniversary of the Closing Date, regardless of whether the applicable statute of limitations, including extensions thereof, may expire; provided, however, notwith standing the foregoing, the representations and
--------  -------
warranties of the Company contained in Section 3(e) shall survive the Closing until such time as the applicable statute of limitations expires. All covenants and agreements of the Investor and the Company contained in this Agreement shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall terminate or expire by its terms). All claims of any Indemnitee in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of one year following the non-breaching party's obtaining actual knowledge of such breach; provided that the covenant or agreement has not terminated or expired by its terms prior to the date the claim is made.

                  (c) Claims for Indemnification.  If any Indemnitee shall
                      --------------------------
believe that such Indemnitee is entitled to indemnification pursuant to this
Section 5 in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party prompt written notice thereof.

Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the 20-business-day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have 20 business days following its receipt of such notice either (i) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (ii) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such 20- business-day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, the senior management of the Company and the Investor shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by senior management of the Company and Investor, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within 30 days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within 30 days after the one- day mediation, either party may begin litigation proceedings. Nothing in this Section 5(c) shall be deemed to require arbitration.

                  (d) Defense of Claims. In connection with any claim that may
                      -----------------
give rise to indemnity under this Section 5 resulting from or arising out of any claim or Proceeding (as defined in Section 5(e) below) against an Indemnitee by a Person that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim) but shall not be obligated to, upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges (which acknowledgment may be subject to the Indemnifying Party's right to object to such claims pursuant to Section 5(c)) to the Indemnitee the Indemnitee's right to indemnity pursuant hereto to the extent provided herein (as such claim may have been modified through written agreement of the parties) and provides assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party is financially able to assume the defense of such claim to the extent provided herein if such claim or Proceeding is decided adversely; provided, however, that nothing set forth herein shall be
                      --------  -------
deemed to require the Indemnifying Party to waive any cross-claims or counterclaims for Damages the Indemnifying Party may have against the Indemnitee. The Indemnitee shall be entitled to retain one separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnitee shall determine, upon the written advice of counsel, that, based on applicable ethical standards, an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnitee in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent the Indemnitee is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this Section 5(d). If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 5(d), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding; provided,
                                                                  --------
however, that the Indemnifying Party shall pay or cause to be paid all amounts
-------
arising out of such settlement or judgment concurrently with the effectiveness thereof; provided further, that the Indemnifying Party shall not be authorized
         -------- -------
to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business without the prior written consent of the Indemnitee; and provided further, that a condition
                                             -------- -------
to any such settlement shall be a complete release of such Indemnitee and its directors, officers and employees with respect to such claim, including any reasonably foresee able collateral consequences thereof. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such Action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, directors, officers, employees and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this Section 5(d). If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 5(d), such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

                  (e) Certain Definitions. As used in this Section 5, or any
                      -------------------
other Section where such definition is expressly referenced: (i) "Affiliate"
                                                                  ---------
means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person; (ii) "Associate" means, when used to indicate a relationship with
                    ---------
any Person, (A) any other Person of which such first Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other Person, (B) any trust or other estate in which such first Person has a 10% or more beneficial interest or as to which such first Person serves as trustee or in a similar fiduciary capacity, and (C) if such first Person is an individual, any relative or spouse of such first Person who has the same home as such first Person or who is a director or officer of such first Person; (iii) "Damages" means all demands,
                                                 -------
claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party); and (iv) "Proceeding" means any action,
                                                  ----------
suit, hearing, arbitration, audit, proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other Person.

6.       MISCELLANEOUS.
         -------------

                  (a)      Specific Performance. In addition to any and all
                           --------------------
other remedies that may be available at law, in the event of any breach of this Agreement, Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder (including, without limitation, the agreements and obligations of the Company under Section 2) and to other such injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  (b)      Transferability of Shares.  Except as prohibited by
                           -------------------------
law, the Investor may sell or otherwise transfer any of the Purchased Shares to any other Person.

                  (c)      Use of Proceeds.  The Company will use the proceeds
                           ---------------
from its issuance and sale to the Investor of the Purchased Shares for general corporate purposes.

                  (d)      Filing of Reports. The Company will, for so long, as
                           -----------------
it has securities registered pursuant to Section 12 of the Exchange Act or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the SEC.

                  (e)      Successors and Assigns.  The terms and conditions of
                           ----------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  (f)      Governing Law.  This Agreement shall be governed by
                           -------------
and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

                  (g)      Counterparts. This Agreement may be executed in two
                           ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (h)      Headings. The headings and captions used in this
                           --------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  (i)      Notices. Any notice required or permitted under this
                           -------
Agreement shall be given in writing, shall be effective when received and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one business day after deposit with a nationally recognized courier service, such as FedEx, for next business day delivery under circumstances in which such service guarantees next business day delivery, or one business day after facsimile transmission, with a copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least 10 days' advance written notice pursuant to this Section 6(h).


                  (j)      Amendments and Waivers. This Agreement may be amended
                           ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

                  (k)      Severability. If any provision of this Agreement is
                           ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  (l)      Entire Agreement. This Agreement, together with all
                           ----------------
exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

                  (m)      Further Assurances. From and after the date of this
                           ------------------
Agreement, upon the request of the Company or the Investor, the Investor or the Company, respectively, shall execute and deliver such instruments, documents or other writings as may be reasonably necessary to confirm, carry out and effectuate fully the intents and purposes of this Agreement.

                  (n)      Construction. Whenever in this Agreement the word
                           ------------
"include" or "including" is used, such term shall be deemed to mean "include, without limitation," or "including, without limitation," or "including, but not limited to," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" is inclusive, unless the context otherwise requires. Article, Section, subsection, paragraph, exhibit and schedule references are to this Agreement unless otherwise specified.

                  (o)      Fees, Costs and Expenses. All reasonable fees, costs
                           ------------------------
and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities) shall be the sole and exclusive responsibility of the Company, and the Company shall promptly reimburse the Investor for any such fees, costs and expenses so incurred.

                  (p)      Dispute Resolution. The parties agree to negotiate in
                           ------------------
good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then, except as otherwise provided in Section 5(c), each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within 30 days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the dispute cannot be resolved by such senior officer in such meeting, the parties agree that they shall, if requested in writing by either party, meet within 30 days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within 30 days after the one-day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

                  (q)      Index of Defined Terms.  The following terms shall
                           ----------------------
have the respective meanings given to them in the sections indicated below:


Defined Term.............................................. Section
------------                                               -------
"Action "................................................. 3(h)
"Affiliate"............................................... 5(e)(i)
"Agreement"............................................... Preamble
"Amendment"............................................... Recitals
"Associate"............................................... 5(e)(ii)
"Board"................................................... 1(a)
"Certificate"............................................. 3(g)(i)
"Closing"................................................. 2
"Closing Date"............................................ 2
"Code".................................................... 3(o)(ii)
"Common Stock"............................................ Recitals
"Company"................................................. Preamble
"Company Reports"......................................... 3(d)(ii)
"Company Indemnitees"..................................... 5(a)(ii)
"Damages"................................................. 6(e)(iii)
"Disclosure Letter"....................................... 3
"ERISA"................................................... 3(q)
"Exchange Act"............................................ 3(d)(ii)
------------------------------------------------------------------------

Defined Term.............................................. Section
------------                                               -------
"Indemnifying Party"...................................... 5(a)(iii)
"Indemnitee".............................................. 5(a)(iii)
"Intellectual Property"................................... 3(l)(i)
"Investor"................................................ Preamble
"Investor Rights Agreement"............................... Recitals
"Material Adverse Effect"................................. 3(a)(ii)
"Person".................................................. 3(e)(ii)
"Preferred Stock"......................................... 3(b)(ii)
"Proceeding".............................................. 5(e)(iv)
"Purchased Shares"........................................ Recitals
"SEC"..................................................... 3(d)(i)
"Securities Act".......................................... 3(d)
------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


NAVISITE, INC.                                  CMGI, INC.


By: /s/ Joel Rosen                              By: /s/ Andrew J. Hajducky III
   -------------------------------------           -----------------------------
Name:  Joel Rosen                               Name:  Andrew J. Hajducky III
Title: Chief Executive Officer                  Title: Chief Financial Officer
                                                       and Treasurer

Address:                                        Address:

400 Minuteman Road                              100 Brickstone Square, 5th Floor
Andover, MA 01810                               Andover, Massachusetts  01810

Telephone No:  (978) 682-8300                   Telephone No: (978) 684-3600
Facsimile No:   (978) 688-8100                  Facsimile No:   (978) 684-3601

with copy to:                                   with copy to:

Philip P. Rossetti, Esquire                     David T. Brewster, Esquire
Hale and Dorr LLP                               Skadden, Arps, Slate, Meagher
60 State Street                                   & Flom LLP
Boston, Massachusetts 02109                     One Beacon Street, 31st Floor
                                                Boston, Massachusetts  02108

Telephone No:  (617) 526-6000                   Telephone No:  (617) 573-4800
Facsimile No:   (617) 526-5000                  Facsimile No:   (617) 573-4822